SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 24, 2004

                          CELLEGY PHARMACEUTICALS, INC.
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             (Exact name of Registrant as specified in its charter)

                                   California
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                 (State or other jurisdiction of incorporation)

         0-26372                                           82-0429727
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       (Commission                                       (IRS Employer
       File Number)                                    Identification No.)

     349 Oyster Point Boulevard, Suite 200
            South San Francisco, CA                          94080
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     (Address of principal executive offices)              (Zip Code)

                                 (650) 616-2200
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              (Registrant's telephone number, including area code)

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          (Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS

         On March 24, 2004, Cellegy Pharmaceuticals, Inc. filed with the Securities and Exchange Commission an amended annual report on Form 10-K/A for the year ended December 31, 2002 and amended quarterly reports on Form 10-Q/A for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 (collectively, "Amended Reports"). The Amended Reports were filed to restate the financial statements in order to adjust the accounting treatment for certain employee and director stock options that had been cancelled during the fourth quarter of 2002. The Company initially accounted for the cancellation of certain unvested options as a modification to the stock options and applied variable accounting treatment to the uncancelled portion of the stock options. Subsequently, the Company determined that was not the appropriate application under generally accepted accounting principles, and reversed the non-cash expense of $695,000 previously recorded in the fourth quarter of 2002 related to the intrinsic value of the vested options. In turn, the restatement resulted in an additional non-cash expense of $248,000 for 2003. The net effect of the restatement through year end 2003 was a credit to expense of $447,000. A more detailed discussion regarding the restated financial statements is contained in the Amended Reports.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Exhibits.

               99.1 Press Release issued by the Registrant dated March 25, 2004.

ITEM 12: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On March 25, 2004, Cellegy Pharmaceuticals, Inc. issued a press release announcing its financial results for the fiscal year ended December 31, 2003. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 25, 2004    CELLEGY PHARMACEUTICALS, INC.


                         By: /s/ A. Richard Juelis
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                             A. Richard Juelis
                             Vice President, Finance and Chief Financial Officer